UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

TERAWULF INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street

Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

(410) 770-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

General

On December 29, 2025, TeraWulf Inc. (the “Company”) announced the completion of the previously announced private offering by Flash Compute LLC (“Flash Compute”) of 7.250% Senior Secured Notes due 2030 (the “notes”). Flash Compute is a wholly owned subsidiary of FS CS I LLC, a Delaware limited liability company (“JV Partners Holdco”), whose equity interests are owned 50.1% by Big Country Wulf LLC (the “TeraWulf Member”), a subsidiary of TeraWulf, and 49.9% by Fluidstack CS I Inc., a wholly-owned indirect subsidiary of Fluidstack Ltd. The notes were sold under a purchase agreement, dated as of December 18, 2025, entered into by and among Flash Compute, Abernathy Data LLC (the “Guarantor”), and Morgan Stanley & Co. LLC, as representative of the initial purchasers thereto (the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The aggregate principal amount of notes sold in the offering was $1.3 billion.

The notes were issued at a price equal to 100% of their principal amount. Flash Compute intends to use the net proceeds from the offering to finance a portion of the cost of construction of a data center campus in Abernathy, Texas (the “Abernathy HPC Campus”), to fund debt reserves, to fund $75 million of cash collateral to secure the Guarantor’s obligations under a certain letter of credit, and to pay fees and expenses in connection with the foregoing.

Maturity and Interest Payments

On December 29, 2025, JV Partners Holdco, Flash Compute and the Guarantor entered into an indenture (the “Indenture”) with respect to the notes with Wilmington Trust, National Association, as trustee (the “Trustee”). The notes are senior secured obligations of Flash Compute and bear interest at a rate of 7.250% per year payable semi-annually in arrears on June 30 and December 31 of each year, beginning on June 30, 2026. The notes will mature on December 31, 2030, unless earlier redeemed or repurchased in accordance with their terms.

Amortization of Principal

The principal amount of the notes will amortize on a semi-annual basis on June 30 and December 31 of each year in amounts based on schedules in the Indenture. No amortization will be payable prior to the completion of the Abernathy HPC Campus. Required amortization shall be subject to adjustment in case of partial redemption or repurchase or, in certain circumstances, the issuance of additional notes.

Redemption

On or after December 31, 2027, Flash Compute may redeem the notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest.

Prior to December 31, 2027, Flash Compute may redeem the notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any. In addition, prior to December 31, 2027, Flash Compute may redeem up to 40% of the aggregate principal amount of the notes (which includes additional notes, if any) in an amount not to exceed the amount of the proceeds of certain equity offerings at the redemption price set forth in the Indenture, plus accrued and unpaid interest.

Certain Covenants

The Indenture limits the ability of Flash Compute and the Guarantors to, among other things: (i) incur or guarantee additional indebtedness or issue disqualified equity interests; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) create or incur liens; (v) consummate certain asset sales; (vi) enter into sale and lease-back transactions; (vii) hold assets or conduct operations unrelated to the operation of the Abernathy HPC Campus; (viii) engage in certain transactions with its affiliates; and (ix) merge, consolidate or transfer or sell all or substantially all of its assets.

These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of specified change of control events, Flash Compute must offer to repurchase the notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The Indenture also provides for customary events of default.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (and the form of note included therein), a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 and 4.2 hereto and is hereby incorporated herein by reference.

Completion Guarantee

JV Partners Holdco will provide a capped completion guarantee with respect to the construction of the Abernathy HPC Campus, which will require JV Partners Holdco to provide Flash Compute with up to $100 million to the extent necessary to ensure the completion of the Abernathy HPC Campus in the event that the proceeds of the notes and the available funds (including previous equity contributions from the TeraWulf Member) are insufficient to do so. The completion guarantee is not a guarantee of the notes, and the notes are not guaranteed by JV Partners Holdco. The completion guarantee will be secured by a first-priority lien on a reserve account of JV Partners Holdco.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements.

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the anticipated use of any proceeds from the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the other factors discussed in the “Risk Factors” section of TeraWulf’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 and the risks described in other filings that TeraWulf may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and TeraWulf specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of December 29, 2025, among FS CS I LLC, Flash Compute LLC, the guarantor party thereto and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 7.250% Senior Secured Notes due 2030.
4.2	Form of Note representing the 7.250% Senior Secured Notes due 2030 (included as Exhibit A to Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2025	TERAWULF, INC.

	By:	/s/ Patrick A. Fleury
	Name:	Patrick A. Fleury
	Title:	Chief Financial Officer